Exhibit 4.2

AMENDMENT NO. 1 TO

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (the “Amendment”) is made and entered into as of this 8th day of October, 2013 by and among REVANCE THERAPEUTICS, INC., a Delaware corporation (the “Company”) and the undersigned parties named herein.

RECITALS

WHEREAS, certain of the Investors are purchasing Secured Subordinated Convertible Promissory Notes from the Company’s (the “Notes”), pursuant to that certain Note and Warrant Purchase Agreement (the “Purchase Agreement”) dated as of October 8, 2013 and as amended from time to time (the “Financing”);

WHEREAS, certain of the Investors and the Company are parties to an Amended and Restated Investor Rights Agreement dated March 29, 2013 and as amended (the “Rights Agreement”);

WHEREAS, the undersigned parties, who hold the requisite capital stock required for amendments to the Rights Agreement pursuant to Section 5.5 of the Rights Agreement, desire to amend the Rights Agreement in accordance with the terms set forth herein.

NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned parties hereto agree as follows:

AGREEMENT

1. Section 1.1(g) of the Rights Agreement is amended in its entirety to read as follows:

“(g) “Registrable Securities” means (a) Common Stock of the Company issuable or issued upon conversion of the Preferred Stock, (b) Common Stock of the Company issuable or issued upon exercise of the warrants issued pursuant to the Note Purchase Agreement, the Purchase Agreement or that certain Note and Warrant Purchase Agreement between the Company and the purchasers named therein dated on or about October 8, 2013 (as the same may be amended from time to time) (the “October 2013 Note Purchase Agreement”) and (c) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities (i) sold by a person to the public either pursuant to a registration statement or Rule 144, (ii) sold in a private transaction

1.

in which the transferor’s rights under Section 2 of this Agreement are not assigned or (iii) held by a Holder (together with its affiliates) if, as reflected on the Company’s list of stockholders, when the Registrable Securities held by such Holder (together with any Affiliate of such Holder with whom such Holder must aggregate its sales under Rule 144 of the Securities Act) could be sold without restriction under Rule 144(b)(1) of the Securities Act within a ninety (90) day period.”

2. Section 4.6(e) of the Rights Agreement is amended in its entirety to read as follows:

“(e) any Equity Securities (i) issued pursuant to any equipment loan or leasing arrangement, real property leasing arrangement, or debt financing from a bank or similar financial or lending institution approved by the Board of Directors, (ii) Equity Securities issued in connection with that certain Note Purchase Agreement; or (iii) issued pursuant to the October 2013 Note Purchase Agreement or such other securities issuable in accordance with the terms set forth therein;”

3. Except as modified by this Amendment, the Rights Agreement remains in full force and effect in all respects without any modification. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amendment may be executed by signatures delivered by e-mail or facsimile.

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2.

IN WITNESS WHEREOF, the parties hereto have executed this AMENDMENT NO. 1 TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date first above written.

COMPANY:

REVANCE THERAPEUTICS, INC.

By:	/s/ L. Daniel Browne
L. Daniel Browne,
President and Chief Executive Officer

AMENDMENT NO. 1 TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

INVESTORS:

NOVAQUEST PHARMA OPPORTUNITIES FUND III, L.P.

By:	Its General Partner, NQ HCIF General Partner, L.P.
By:	Its General Partner, NQ HCIF GP, LTD.

By:	/s/ Ronald Wooten

Name:	Ronald Wooten

Title:	General Managing Partner

AMENDMENT NO. 1 TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

INVESTORS:

ESSEX WOODLANDS HEALTH VENTURES FUND VIII, L.P.

BY:	ESSEX WOODLANDS HEALTH VENTURES VIII, L.P.
ITS:	GENERAL PARTNER

BY:	ESSEX WOODLANDS HEALTH VENTURES VIII, LLC
ITS:	GENERAL PARTNER

BY:	/s/ Ronald Eastman

Print Name:	Ronald Eastman

Title:	Manager

ESSEX WOODLANDS HEALTH VENTURES FUND VIII-A, L.P.

BY:	ESSEX WOODLANDS HEALTH VENTURES VIII, L.P.
ITS:	GENERAL PARTNER

BY:	ESSEX WOODLANDS HEALTH VENTURES VIII, LLC
ITS:	GENERAL PARTNER

BY:	/s/ Ronald Eastman

Print Name:	Ronald Eastman

Title:	Manager

ESSEX WOODLANDS HEALTH VENTURES FUND VIII-B, L.P.

BY:	ESSEX WOODLANDS HEALTH VENTURES VIII, L.P.
ITS:	GENERAL PARTNER

BY:	ESSEX WOODLANDS HEALTH VENTURES VIII, LLC
ITS:	GENERAL PARTNER

BY:	/s/ Ronald Eastman

Print Name:	Ronald Eastman

Title:	Manager

AMENDMENT NO. 1 TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

INVESTORS:

ESSEX WOODLANDS HEALTH VENTURES FUND V, L.P.

BY:	ESSEX WOODLANDS HEALTH VENTURES V, LLC
ITS:	GENERAL PARTNER

Signature:	/s/ Phyllis Gardner

Print Name:	Phyllis Gardner

Title:	Partner

AMENDMENT NO. 1 TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

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INVESTORS:

TECHNOLOGY PARTNERS FUND VII, L.P.

BY:	TP MANAGEMENT VII, L.L.C.

By:	/s/ Jim Glasheen
Managing Member

TECHNOLOGY PARTNERS AFFILIATES VII, L.P.

BY:	TP MANAGEMENT VII, L.L.C.

By:	/s/ Jim Glasheen
Managing Member

AMENDMENT NO. 1 TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

INVESTORS:

BIOTECHNOLOGY DEVELOPMENT FUND IV, L.P.

BY:	BIOASIA INVESTMENTS IV, LLC
ITS:	GENERAL PARTNER

/s/ Frank Kung
Frank Kung
Managing Partner

BIOTECHNOLOGY DEVELOPMENT FUND IV AFFILIATES, L.P.

BY:	BIOASIA INVESTMENTS IV, LLC
ITS:	GENERAL PARTNER

/s/ Frank Kung
Frank Kung
Managing Partner

BDF IV ANNEX FUND, L.P.

BY:	BIOASIA INVESTMENTS IV, LLC
ITS:	GENERAL PARTNER

/s/ Frank Kung
Frank Kung
Managing Partner

AMENDMENT NO. 1 TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

INVESTORS:

DAN AND BRENDA BROWNE LIVING TRUST

Signature:	/s/ L. Daniel Browne

Print Name:	L. Daniel Browne

Title:	Trustee

/s/ L. Daniel Browne
L. DANIEL BROWNE

AMENDMENT NO. 1 TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

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